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EXHIBIT 32.1

CERTIFICATION

I, Eric B. Stang, certify that, to the best of my knowledge based upon a review of the Annual Report on Form 10-K for the year ended December 31, 2005 of Lexar Media, Inc. (the "Form 10-K"), the Form 10-K fully complies with the requirements of Section 13(a) of the Exchange Act and that information contained in the Form 10-K fairly presents, in all material respects, the financial condition and results of operations of Lexar Media, Inc. for the periods covered by the Form 10-K.

By:	/s/ ERIC B. STANG Eric B. Stang President, Chief Executive Officer and Chairman of the Board of Directors, Lexar Media, Inc.

I, Michael P. Scarpelli, certify that, to the best of my knowledge based upon a review of the Form 10-K, the Form 10-K fully complies with the requirements of Section 13(a) of the Exchange Act and that information contained in the Form 10-K fairly presents, in all material respects, the financial condition and results of operations of Lexar Media, Inc. for the periods covered by the Form 10-K.

By:	/s/ MICHAEL P. SCARPELLI Michael P. Scarpelli Executive Vice President and Chief Financial Officer, Lexar Media, Inc.

Date: March 16, 2006

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  EXHIBIT 32.1
CERTIFICATION